EXHIBIT 2.35

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Sandrine Hirsch and Paul Alain Foriers signing singly, the undersigned’s true and lawful attorney-in-fact to:

(1)	execute for and on behalf of each of the undersigned, in the undersigned’s capacity as:

a.	(other than Arnoud de Pret) members of the board of directors of Eugénie Patri Sébastien S.A.;

b.	(other than Arnoud de Pret) members of the board of directors of EPS Participations S.à r.l.;

c.	(other than Arnoud de Pret and Frédéric de Mevius), Class A members of the board of directors of the Stichting Anheuser-Busch InBev;

d.	(in respect only of Paul Cornet de Ways Ruart and Arnoud de Pret), members of the board of directors of Rayvax Société d’Investissements S.A.;

e.	(in respect only of Paul Cornet de Ways Ruart and Arnoud de Pret), members of the board of directors of Sébastien Holding NV/SA

(each a “Company” and collectively, the “Companies”) Schedules 13D and 13G in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Act”), and the rules thereunder;

(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13D or 13G, complete and execute any amendment or amendments thereto or joint filing agreements in respect thereof, and timely file such form with the U.S. Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with Section 13 of the Act.

This Power of Attorney shall remain in full force and effect until the Companies are no longer required to file Schedules 13D and 13G with respect to the Companies’ holdings of and transactions in securities beneficially owned by the Companies in accordance with Rule 13d-1 under the Act, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

This Power of Attorney shall be governed by the laws of the State of New York.

[The remainder of this page is intentionally left blank.]

Date: February 4, 2016	By:	/s/ Paul Cornet de Ways Ruart
Paul Cornet de Ways Ruart

Date: February 4, 2016	By:	/s/ Alexandre Van Damme
Alexandre Van Damme

Date: February 5, 2016	By:	/s/ Grégoire de Spoelberch
Grégoire de Spoelberch

Date: February 5, 2016	By:	/s/ Stéfan Descheemaeker
Stéfan Descheemaeker

Date: February 9, 2016	By:	/s/ Frédéric de Mevius
Frédéric de Mevius

Date: February 8, 2016	By:	/s/ Arnoud de Pret
Arnoud de Pret

[Power of Attorney Signature Page]